UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 16, 2011 (March 10, 2011)

GOOD EARTH LAND SALES COMPANY
(Exact name of registrant as specified in its charter)

Florida	333-139220	20-1993383
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

7217 First Avenue S.
St. Petersburg, FL 33707
(Address of principal executive offices)

(727) 656-3092
(Registrant's telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2011, Good Earth Land Sales Company (the “Company”) and Ms. Petie Maguire, the Company’s then President, Chief Executive Officer and sole director, entered into and consummated the transactions contemplated by a repurchase agreement (the “Repurchase Agreement”), pursuant to which the Company re-purchased 1,118,000 shares of common stock held by Ms. Maguire for an aggregate purchase price of $385,000, net any outstanding liabilities of the Company as of the closing.

The consummation of the transactions contemplated by the Repurchase Agreement was a condition to the closing of that certain securities purchase agreement by and among the Company, Tresor Jewellery Group Limited, a BVI company (“Tresor”) and Ms. Maguire as discussed in Item 3.02 of this report below.

The foregoing description of the terms of the Repurchase Agreement is qualified in its entirety by reference to the provisions of the Repurchase Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On March 9, 2011, the Company filed a Current Report Form 8-K disclosing that on March 3, 2011 it entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Tresor, pursuant to which, the Company agreed to sell an aggregate of 19,800,000 shares of its common stock par value, $0.01 (the “Common Stock”) to Tresor for an aggregate purchase price of $385,000. On March 10, 2011, the Company and Tresor consummated the sale of the Common Stock.

The foregoing description of the terms of the Securities Purchase Agreement is qualified in its entirety by reference to the provisions of the Securities Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 9, 2011.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Items 1.01 and 3.02 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the Securities Purchase Agreement and the Repurchase Agreement, Tresor now holds 99% of the Company’s outstanding capital stock resulting in a change in control of the Company.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the securities purchase agreement, Ms. Petie Maguire resigned from her position as the Company’s sole director and as its President and Chief Executive Officer, effective immediately. Ms. Maguire’s resignation as a director of the Company was not in connection with any disagreement with the Company on any matter.

On the same day, Mr. Ou Chu Pan was appointed as the Company’s President, Chief Executive Officer, Treasurer, Secretary and sole director, effective upon the effective date of Ms. Maguire’s resignation as sole director.

Mr. Ou Chu Pan, age 38, is the Chairman and founder of the Tresor Group. Established almost 8 years ago, Tresor Group is designer, manufacturer and distributor of high-end jewellery. Tresor Group’s headquarters is located in Beijing, China, its processing unit is located in Singapore, and it operates retail outlets in both China and Singapore. Currently, Mr. Ou is attending the Doctorate of Business Administration program at Quinnipiac University. He is also a Visiting Researcher appointed by the Centre of Laws of Environmental Resources and Energies of the Fudan University in Shanghai, China as well as the Vice Chairman of the World Eminence Chinese Business Association, China

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Repurchase Agreement, dated March 10, 2011, by and between the Company and Petie Maguire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD EARTH LAND SALES COMPANY

By: /s/ Ou Chu Pan
Ou Chu Pan
Chief Executive Officer
Dated: March 16, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Repurchase Agreement, dated March 10, 2011, by and between the Company and Petie Maguire.